EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share, of Ashford Hospitality Trust Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, by Värde Partners Inc as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 13, 2024

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P.

By: Värde Investment Partners G.P., L.P., its General Partner
By: Värde Investment Partners UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

VÄRDE CREDIT PARTNERS MASTER, L.P.

By: Värde Credit Partners G.P., L.P., its General Partner
By: Värde Credit Partners UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

VÄRDE INVESTMENT PARTNERS, L.P.

By: Värde Investment Partners G.P., L.P., its General Partner
By: Värde Investment Partners UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

THE VÄRDE DISLOCATION FUND, L.P.

By: The Värde Dislocation Fund G.P., L.P., its General Partner
By: The Värde Dislocation Fund UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

THE VÄRDE FUND XIII, L.P.

By: The Värde Fund XIII G.P., LP, its General Partner
By: The Värde Fund XIII UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

VÄRDE PARTNERS, INC.

By:	/s/ Andrew Malone
Name:	Andrew Malone
Title:	General Counsel

ILFRYN CARSTAIRS

By:	/s/ Ilfryn Carstairs

BRADLEY BAUER

By:	/s/ Bradley Bauer